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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-108335) pertaining to the 2003 Stock Incentive Plan of Ashford Hospitality Trust, Inc., of our report dated March 19, 2004, with respect to the consolidated and combined financial statements and schedule of Ashford Hospitality Trust, Inc. and the Predecessor included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                        /s/ Ernst & Young LLP


Dallas, Texas
March 23, 2004



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